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                                                                    EXHIBIT 23.1



                CONSENT OF FORTNER, BAYNES, LEVKULICH & CO, P.C.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Front Range Capital Corporation (the "Company") of our report, dated February 21, 2002, on our audits of the consolidated financial statements of the Company appearing on page F-2 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.



                                      /s/ Fortner, Bayens, Levkulich & Co., P.C.


Denver, Colorado
March 27, 2002